EXHIBIT 22

                    SUBSIDIARIES OF WELLINGTON HALL, LIMITED

       Name of Subsidiary                    Jurisdiction of Incorporation


1.   Wellington Hall Caribbean                 Corporation North Carolina

2.   Muebles Wellington Hall, S.A.             Honduras, Central America


               Both of the above-listed subsidiaries do business
                       under their full corporate names.


                             OFFICERS AND DIRECTORS

                                    OFFICERS


Hoyt M. Hackney, Jr.                             Ralph L. Eskelson, Jr.
President and Treasurer                          General Manager
                                                 Muebles Wellington Hall, S.A.

Ernst B. Kemm                                    William W. Woodruff
Executive Vice President                         Secretary


                                    DIRECTORS

Donald W. Leonard                                 William W. Woodruff
Chairman of the Board                             President of Woodruff
                                                  Shoe Store

Hoyt M. Hackney, Jr.                              Ernst B. Kemm
President and Treasurer                           Executive Vice President

Arthur F, Bingham
Senior Executive Vice President


                                 TRANSFER AGENT

                  Continental Stock Transfer and Trust Company